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                                                                   EXHIBIT 10.38

                                               DuPont
                                               1007 Market Street
                                               Wilmington, DE 19898
[LOGO]
                                               Executive Vice President - DuPont
                                               Chairman - DuPont Europe

                                 March 30, 1999

Mr. Jeff Arnold
WebMD, Inc.
400 The Lenox Building
3399 Peachtree Road NE,
Atlanta, Georgia 30326

Dear Jeff,

                  COLLABORATION AGREEMENT; WARRANT AGREEMENT;
                              INVESTMENT AGREEMENT

     Further to the above agreements which we have executed on the date of this letter, we set out below our further agreement on two issues not expressly dealt with in the above documents.

     WebMD will provide appropriate DuPont personnel with access to information relating to WebMD's business, including but not limited to the following: documents of incorporation and related corporate records; litigation to which WebMD is a party; copies of all relevant agreements between WebMD and third parties, to the extent that WebMD is permitted to disclose them by the terms thereof; and, WebMD's S1 filing, amendments thereto and the comments of the SEC.

     Notwithstanding the provisions of Section 8.1 of the Collaboration Agreement, DuPont confirms that WebMD may disclose the Collaboration Agreement, or details of the terms thereof, to third parties during the course of due diligence or negotiation of a relationship related to WebMD's internet service, provided that any copies of the Collaboration Agreement, or details of the terms thereof, so disclosed are redacted or edited in order to prevent disclosure of DuPont as a party thereto. After the signature of a letter of intent or similar document with any such third party, WebMD may disclose un-redacted or unedited copies of the Collaboration Agreement, or details of the terms thereof, provided that any such third party is bound by obligations of confidentiality to WebMD.

     Kindly indicate your acceptance of the above by countersigning the enclosed copy of this letter.

                                                   Sincerely,


                                                 /s/
                                                   Kurt M. Landgraf
                                               Executive Vice President

Countersigned:


/s/
Jeff Arnold
CEO WebMD, Inc.